EX-99.B10.



                       CONSENT OF KRAMER, LEVIN, NAFTALIS,
                 NESSEN, KAMIN & FRANKEL, COUNSEL FOR REGISTRANT

                                                                       EX-99.B10


                Kramer, Levin, Naftalis, Nessen, Kamin & Frankel
                           9 1 9 T H I R D A V E N U E
                            NEW YORK, N.Y. 10022-3852
                                 (212) 715-9100
                                                          FAX
                                                          (212) 715-8000

                                                          ------

                                                          WRITER'S DIRECT NUMBER

                                                          (212) 715-9100




                               February 26, 1996



The Tocqueville Trust
1675 Broadway
New York, New York  10019

                  Re:      The Tocqueville Trust
                           Registration Number:  33-8746

Gentlemen:

                  We hereby consent to the reference of our firm as Counsel in Post-Effective Amendment No. 14 to Registration No. 33-8746.

                                        Very truly yours,



                                        /s/Kramer, Levin, Naftalis,
                                             Nessen, Kamin & Frankel